UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 _______________________________

FORM 8-K

 _______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2024

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ENGlobal Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-14217	88-0322261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11740 Katy Fwy – Energy Tower III, 11th floor Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-878-1000

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ENG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on November 27, 2023, ENGlobal Corporation (the “Company”) received written notice from The Nasdaq Stock Market Inc. (“Nasdaq”) indicating that the Company was not in compliance with Listing Rule 5550(b) for continued listing due to the Company’s failure to maintain a minimum of $2,500,000 in stockholders’ equity. Nasdaq also determined that the Company did not meet the alternatives of market value of listed securities or net income from continuing operations for continued listing. The Company subsequently submitted a plan to regain compliance and based on such submission, Nasdaq granted the Company an extension of time until May 27, 2024 to regain compliance with Listing Rule 5550(b).

On May 30, 2024, the Company received written notice from Nasdaq notifying the Company that the Nasdaq staff has determined that the Company did not meet the terms of the extension. As a result, unless the Company requests an appeal of this determination before a Nasdaq Hearings Panel (the “Panel”) by June 6, 2024, trading of the Company’s common stock will be suspended at the opening of business on June 10, 2024, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on Nasdaq.

The Company intends to submit a hearing request to the Panel, which request will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision. At the Panel hearing, the Company intends to present a strategic plan to regain compliance with the applicable Nasdaq listing requirements. In the interim, the Company’s common stock will continue to trade on Nasdaq. There can be no assurance that the Company’s plan will be accepted by the Panel or that, if it is, the Company will be able to regain compliance with the applicable Nasdaq listing requirements. If the Company’s common stock is delisted, it could be more difficult to buy or sell the Company’s common stock or to obtain accurate quotations, and the price of the Company’s common stock could suffer a material decline. Delisting could also impair the Company’s ability to raise capital.

If trading in the Company’s common stock is suspended on Nasdaq or the Company’s common stock is delisted by Nasdaq, it could negatively impact the Company as it would likely reduce the liquidity and market price of the Company’s common stock, reduce the number of investors willing to hold or acquire the Company’s common stock, negatively impact the Company’s ability to access equity markets and obtain financing, and impair the Company’s ability to provide equity incentives.

Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K, as well as other written and oral statements made or incorporated by reference from time to time by the Company and its representatives in other reports, filings with the SEC, press releases, conferences or otherwise, may be deemed to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 . This information includes, without limitation, statements concerning the Company’s intention or ability to regain compliance with the applicable Nasdaq listing requirements, the Company’s intention to appeal the Nasdaq staff’s determination, the Company’s expectation that a request for a Panel hearing will stay the suspension of the Company’s securities pending the Panel’s decision, the timing and nature of any hearing before the Panel, the outcome of the Panel’s review of any Company appeal of the Nasdaq staff’s determination, and any courses of action to regain compliance with the applicable Nasdaq listing requirements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Generally, the words “anticipate,” “believe,” “estimate,” “expect,” “may” and similar expressions, identify forward-looking statements, which generally are not historical in nature. Actual results could differ materially from the results described in the forward-looking statements due to the risks and uncertainties set forth under Part I, “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 30, 2023, and those described from time to time in our future reports filed with the SEC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGlobal Corporation
(Registrant)

June 4, 2024	/s/ Darren W. Spriggs
(Date)	Darren W. Spriggs, Chief Financial Officer, Treasurer and Corporate Secretary

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